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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        FLEETWOOD ENTERPRISES, INC. AND
                           FLEETWOOD CAPITAL TRUST II

    You must use this form or one substantially equivalent to this form to accept the Exchange Offer of Fleetwood Enterprises, Inc. and Fleetwood Capital Trust II (collectively the "Company") made pursuant to the preliminary prospectus, dated December 5, 2001 (the "Prospectus"), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City Time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Preferred Securities pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, with any required signature guarantees and any other required documents (including an agent's message, or an express acknowledgment, confirming that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you) must also be received by the Exchange Agent prior to 5:00 p.m., New York City Time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

               Delivery To: The Bank of New York, Exchange Agent

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
      BY REGISTERED AND CERTIFIED MAIL:         BY REGULAR MAIL OR OVERNIGHT COURIER, OR BY
                                                                   HAND:

            The Bank of New York                           The Bank of New York
           101 Barclay Street--7E                      101 Barclay Street--1st Floor
          New York, New York 10286                       New York, New York 10286
      Attention: Ms. Carolle Montreuil
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          By Facsimile Transmission (for Eligible Institutions only):
                                 (212) 815-6339
                        Attention: Ms. Carolle Montreuil

               For Information or Confirmation by Telephone call:
                                 (212) 815-5920

    Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.
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Ladies and Gentlemen:

    Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the liquidation amount of Existing Preferred Securities set forth below pursuant to the guaranteed delivery procedure described in the section titled "The Exchange Offer--Guaranteed Delivery Procedures," beginning on page 74 of the Prospectus.

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
Aggregate Liquidation Amount of Existing Preferred            For book-entry transfer to The
Securities Tendered:                                          Depository Trust Company,
                                                              please provide account number.

$ ------------                                                Account Number

                                                              ------------------------
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All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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                                PLEASE SIGN HERE

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
                                                           ---------------------------------
x -------------------------------------------
                                                                  (Date)

x -------------------------------------------              ---------------------------------
          (Signature(s) of Owner(s)                               (Date)
          or Authorized Signatory)

Area Code and Telephone Number
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    Must be signed by the Holder(s) of Existing Preferred Securities as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

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
              Please print name(s) and address(es)

Name(s):
              ------------------------------------------------------------

              ------------------------------------------------------------

              ------------------------------------------------------------

Capacity:
              ------------------------------------------------------------

Address(es):
              ------------------------------------------------------------

              ------------------------------------------------------------

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